Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and the financial statement schedule of Sotheby’s (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated February 29, 2012, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

February 4, 2013

New York, New York